Exhibit 99.1

February 23, 2012	TSX: SVB, AMEX: SVBL

SILVER BULL ANNOUNCES TWO NEW BOARD MEMBERS

Vancouver, British Columbia – Silver Bull Resources, Inc. (TSX: SVB, AMEX: SVBL) (“Silver Bull”) is pleased to announce the appointment of Joshua Crumb and John McClintock to the Board of Directors (the “Board”).  With the addition of Mr. Crumb and Mr. McClintock, Silver Bull increased the size of the Board from six to eight members. Two current Board members, Dr. Nicole Adshead-Bell and Duncan Hsia will not stand for reelection to the Board at the next annual meeting of shareholders (“AGM”) planned for April of this year thereby reducing the Board back to six members after the AGM. In advance of the AGM Silver Bull would like to thank Dr. Adshead-Bell and Mr. Hsia for their very valuable input as directors of Silver Bull and wish them well for their future endeavours.

Mr. Crumb is an engineer and mineral economist with a wide range of executive experience in the mining industry.  He is a co-founder of LEC Minerals Inc., a private investment corporation that also provides advisory services for mining and exploration companies.  Mr. Crumb was formerly the Senior Metals Strategist at Goldman Sachs, working in the commodity research division in London, has held various positions within the Lundin group of companies, and is currently serving as an independent director of Astur Gold Corp., Zazu Metals Corp., and Natural Resource Holdings, Ltd.  He holds a Bachelor of Science degree in Engineering and Master of Science in Mineral Economics from the Colorado School of Mines.

Mr. McClintock has vast experience in all facets of the mineral exploration business.  He currently serves as the President of McClintock Geological Management, which provides ongoing management services to NorthIsle Copper and Gold Inc. and Savant Explorations Ltd.  From February 2007 to November 2008, Mr. McClintock served as President and CEO of Savant Explorations Ltd.  From January 2006 to February 2007, he served as President and COO of Canarc Resource Corp., and from November 2004 to December 2005 he served as an Exploration Manager for BHP Billiton.  Mr. McClintock holds an MBA from Simon Fraser University and an undergraduate degree in geology, with honors, from the University of British Columbia.  He is a member of the Professional Engineers of British Columbia, the Prospectors and Developers Association of British Columbia, and the Association of Mineral Exploration of British Columbia.

Timothy Barry, Silver Bull’s President and Chief Executive Officer, stated, “We are excited to have added two new directors with complementary skills and experience to our existing Board.  Their knowledge, business experience, and understanding of our industry will help take Silver Bull to new levels.  We are fortunate to be able to add people with their experience to our Board and we appreciate their desire to serve Silver Bull in this capacity.”

About Silver Bull: Silver Bull is a well funded, US registered mineral exploration company listed on both the NYSE Amex and TSX stock exchanges and based out of Vancouver, Canada. The flag ship “Sierra Mojada” project is located 150 kilometers north of the city of Torreon in Coahuila, Mexico and is highly prospective for silver and zinc. Silver Bull also owns three mineral exploration licenses in Gabon, Africa, two of which are currently under joint venture with AngloGold Ashanti. These licenses are prospective for gold, manganese, and iron ore.

On behalf of the Board of Directors.

“Tim Barry”

Tim Barry, MAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS CONTACT INFO:

info@silverbullresources.com

Cautionary Note Regarding Forward Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws. Forward-looking statements include statements with words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, all statements other than statements of historical facts that address activities that Silver Bull expects or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as the receipt of required regulatory approvals, unfavorable exploration results, and  other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.